                                                                    Exhibit 10.1


                     DISCOVERY PARTNERS INTERNATIONAL, INC.

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                              ---------------------

                                  April 7, 2000

                               TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
1.      Purchase and Sale of Stock.........................................................       1
        1.1    Sale and Issuance of Series E Preferred Stock...............................       1
        1.2    Closing.....................................................................       1
        1.3    Additional Closing(s).......................................................       1

2.      Representations and Warranties of the Company......................................       2
        2.1    Organization; Good Standing; Qualification..................................       2
        2.2    Authorization...............................................................       3
        2.3    Valid Issuance of Preferred and Common Stock................................       3
        2.4    Governmental Consents.......................................................       3
        2.5    Capitalization and Voting Rights............................................       3
        2.6    Subsidiaries................................................................       4
        2.7    Contracts and Other Commitments.............................................       4
        2.8    Related-Party Transactions..................................................       5
        2.9    Registration Rights.........................................................       5
        2.10   Permits.....................................................................       5
        2.11   Compliance with Other Instruments...........................................       5
        2.12   Litigation..................................................................       5
        2.13   Returns and Complaints......................................................       6
        2.14   Disclosure..................................................................       6
        2.15   Offering....................................................................       6
        2.16   Title to Property and Assets; Leases........................................       6
        2.17   Financial Statements........................................................       6
        2.18   Changes.....................................................................       7
        2.19   Patents and Trademarks......................................................       8
        2.20   Manufacturing and Marketing Rights..........................................       9
        2.21   Employees; Employee Compensation; ERISA.....................................       9
        2.22   Proprietary Information and Inventions Agreements...........................       9
        2.23   Tax Returns, Payments, and Elections........................................      10
        2.24   Environmental and Safety Laws...............................................      10
        2.25   Minute Books................................................................      10
        2.26   Real Property...............................................................      10
        2.27   Compliance With Law.........................................................      10
        2.28   Brokers.....................................................................      11
        2.29   Insurance...................................................................      11

3.      Representations and Warranties of the Investors....................................      11
        3.1    Authorization...............................................................      11
        3.2    Purchase Entirely for Own Account...........................................      11
        3.3    Reliance Upon Investor's Representations....................................      11
        3.4    Receipt of Information......................................................      12
        3.5    Investment Experience.......................................................      12
        3.6    Accredited Investor.........................................................      12

                               TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
        3.7    Restricted Securities.......................................................      12
        3.8    Further Limitations on Disposition..........................................      12
        3.9    Legends.....................................................................      13

4.      California Corporate Securities Law................................................      13

5.      Conditions of Investor's Obligations at the Closing................................      13

6.      Conditions of the Company's Obligations at the Closing.............................      14

7.      Covenants of the Company...........................................................      15
        7.1    Approval of Certain Transactions............................................      15
        7.2    No Watering of Series E Preferred Stock.....................................      15

8.      Miscellaneous......................................................................      15
        8.1    Entire Agreement............................................................      15
        8.2    Survival of Warranties......................................................      15
        8.3    Successors and Assigns......................................................      16
        8.4    Governing Law...............................................................      16
        8.5    Counterparts................................................................      16
        8.6    Titles and Subtitles........................................................      16
        8.7    Notices.....................................................................      16
        8.8    Finder's Fees...............................................................      16
        8.9    Expenses....................................................................      16
        8.10   Attorneys' Fees.............................................................      16
        8.11   Amendments and Waivers......................................................      17
        8.12   Severability................................................................      17
        8.13   Entire Agreement............................................................      17

EXHIBIT A      Restated Articles of Incorporation
EXHIBIT B      Amended and Restated Investors' Rights Agreement
EXHIBIT C      Amended and Restated Shareholders' Agreement
EXHIBIT D      Schedule of Common Holders
EXHIBIT E      Form of Legal Opinion
EXHIBIT F      Amendment No. 2 to Voting Agreement
SCHEDULE OF EXCEPTIONS

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT


        THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 7th day of April, 2000, by and between Discovery Partners International, Inc., a California corporation (the "Company"), and the investors listed on Schedule A hereto (each an "Investor" and collectively, the "Investors").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Stock.

               1.1 Sale and Issuance of Series E Preferred Stock.

                      (a) The Company shall authorize the issuance and sale to Investors of an aggregate of up to 1,465,261 shares of the Company's Series E Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles") on or before the Closing (as defined below). The Company shall adopt and file with the Secretary of State of California on or before the Closing the Restated Articles.

                      (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series E Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon. The sale of the Series E Preferred Stock to each Investor shall constitute a separate sale hereunder and the Company's agreement with each of the Investors shall be a separate agreement.

               1.2 Closing. The closing of the separate purchases and sales of the Series E Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, San Diego, California, at 10:00 a.m., on April 7, 2000 or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series E Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Series E Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer to the account designated by the Company, short-term promissory note in form and substance acceptable to the Company, cancellation of indebtedness or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

               1.3 Additional Closing(s).

                      (a) Conditions of Additional Closing(s). At a per share purchase price of $8.00 per share and at any time from time to time on or before April 14, 2000, the Company may, at one or more additional closings (each an "Additional Closing"), without obtaining the signature, consent or permission of any of the Investors, offer and sell to additional investors (each a "New Investor") up to that number of shares of the Series E Preferred Stock of the Company (in no event to exceed 72,758 shares) which is mutually agreed upon by the Company and the New Investor. A New Investor may include persons or entities who are already Investors under this Agreement.

                      (b) Amendments. The Company and the New Investors purchasing Series E Preferred Stock at each Additional Closing will execute counterpart signature pages to this Agreement, the Investors' Rights Agreement (as defined below), the Shareholders' Agreement (as defined below) and the Voting Agreement (as defined below) and such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement, and the Voting Agreement each to the same extent as if they had been Investors at the Closing. Immediately after each Additional Closing, Schedule A to this Agreement will be amended to list the New Investors purchasing shares of Series E Preferred Stock hereunder and the number of shares of Series E Preferred Stock purchased by each New Investor under this Agreement at each such Additional Closing. Any and all schedules or exhibits to the Investors' Rights Agreement, the Shareholders' Agreement or the Voting Agreement that refer to the Investors shall also be amended to reflect the New Investors. The Company will promptly furnish to each Investor copies of the amendments to Schedule A and any other schedule or exhibit referred to in this paragraph.

                      (c) Status of New Investors. Upon the completion of each Additional Closing as provided in this Section 1.3, each New Investor will be deemed to be an "Investor" for all purposes of this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement and the Voting Agreement.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions attached hereto, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

               2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement in substantially the form attached hereto as Exhibit B (the "Investors' Rights Agreement"), the Amended and Restated Shareholders' Agreement in substantially the form attached hereto as Exhibit C (the "Shareholders' Agreement"), Amendment No. 2 to the Voting Agreement in substantially the form attached hereto as Exhibit F (the "Voting agreement"), and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (collectively, the "Ancillary Agreements"), to issue and sell the Series E Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement and the Ancillary Agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, prospects, properties or financial condition.

               2.2 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement, the Restated Articles, and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement and all Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities law.

               2.3 Valid Issuance of Preferred and Common Stock. The Series E Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement, the Voting Agreement, and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement, the Voting Agreement, and under applicable state and federal securities laws.

               2.4 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the Ancillary Agreements, the offer, sale or issuance of the Series E Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series E Preferred Stock.

               2.5 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                      (a) Preferred Stock. 9,033,333 shares of Preferred Stock (the "Preferred Stock"), of which (a) 2,500,000 shares have been designated Series A Preferred Stock, 2,000,000 of which are issued and outstanding, (b) 2,000,000 shares of which have been designated Series B Preferred Stock, all of which are issued and outstanding, (c) 333,333 of which have been designated Series C Preferred Stock, all of which are issued and outstanding, (d) 2,500,000 of which have been designated Series D Preferred Stock, 2,228,945 of which are issued and outstanding, and (e) 1,700,000 of which have been designated Series E Preferred stock, none of which are issued and outstanding, up to 1,465,261 of which may be sold pursuant to this Agreement. The 6,562,278 outstanding shares of Series A, B, C and D Preferred Stock are currently convertible into an aggregate of no more than 6,624,206 shares of Common Stock.

The rights, privileges and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as stated in the Restated Articles.

                      (b) Common Stock. 12,000,000 shares of common stock (the "Common Stock"), of which 1,789,068 shares are issued and outstanding and are owned by the persons and in the numbers specified in Exhibit D hereto. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable.

                      (c) The outstanding shares of Common Stock and Preferred Stock have been issued in accordance with the registration or qualification provisions of the Securities Act of 1933 and any applicable state securities laws or pursuant to a valid exemption therefrom.

                      (d) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (B) the conversion privileges of the Series E Preferred Stock to be issued pursuant to this Agreement, (C) warrants issued on September 10, 1996 to purchase 192,355 shares of Series A Preferred Stock, (D) warrants issued as of November 5, 1996 to purchase 32,624 shares of Common Stock, (E) warrants to purchase 33,051 shares of Series A Preferred Stock, (F) a warrant to purchase 150,000 shares of Common Stock, (G) warrants to purchase 48,904 shares of Common Stock, (H) warrants to purchase 11,588 shares of Common Stock; (I) warrants to purchase 234,739 shares of Series E Preferred Stock, (J) options to purchase 1,080,029 shares of Common Stock granted under the Company's 1995 Stock Option/Stock Issuance Plan, and (K) the right of first offer provided in paragraph 2.4 of the Investors' Rights Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Other than the Voting Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

               2.6 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

               2.7 Contracts and Other Commitments. The Company does not have any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000, and do not extend for more than one
(1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

               2.8 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly-traded companies that may compete with the Company. To the Company's knowledge, no officer or director or any member of their immediate families or any corporation or business entity controlled by him or her is, directly or indirectly, interested in any material contract with the Company.

               2.9 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

               2.10 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, taken as a whole, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

               2.11 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws or in any material respect of any material provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

               2.12 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the Ancillary Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, taken as a whole, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

               2.13 Returns and Complaints. The Company has received no customer complaints concerning alleged defects in the design of its products that, if true, would materially adversely affect the operations or financial condition of the Company.

               2.14 Disclosure. The Company has provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series E Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

               2.15 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series E Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any person authorized or employed by the Company as agent, broker or otherwise in connection with the offering or sale of the Series E Preferred Stock or any security of the Company similar to the Series E Preferred Stock has offered the Series E Preferred Stock or any such similar security for sale to, or solicited any offer to buy the Series E Preferred Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Series E Preferred Stock under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder), in either case so as to subject the offering, issuance or sale of the Series E Preferred Stock to the registration provisions of the Securities Act.

               2.16 Title to Property and Assets; Leases. The Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances, except (i) such encumbrances and liens which arise in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materials men and the like, (ii) for liens for current taxes not yet delinquent, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (iv) for minor defects in title, none of which, individually or in the aggregate materially interferes with the use of such property. With respect to the property and assets it leases, the Company is in substantial compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

               2.17 Financial Statements. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of changes in financial position, at December 31, 1999 and for the fiscal year then ended), certified by the Chief Financial Officer of the Company (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"). The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

               2.18 Changes. Since December 31, 1999, there has not been:

                      (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes that have not been, in the aggregate, materially adverse;

                      (b) any change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

                      (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (d) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                      (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (f) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

                      (g) any material change in any compensation arrangement or agreement with any employee, officer, director, or shareholder;

                      (h) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                      (i) any resignation or termination of employment of any key officer of the Company; and the Company does not know of the impending resignation or termination of employment of any such officer;

                      (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                      (k) any labor dispute involving the Company or any of its employees;

                      (l) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                      (m) any extraordinary increase in the compensation of any of the Company's employees, officers or directors;

                      (n) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                      (o) any other event or condition of any character which might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                      (p) any agreement or commitment by the Company to do any of the things described in this paragraph 2.18.

               2.19 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted and to the best of its knowledge does not conflict with or infringe any of the rights of others with respect to any of the foregoing. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or any Ancillary Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to the Company under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

               2.20 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

               2.21 Employees; Employee Compensation; ERISA.

                      (a) There is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement (each an "Employee Plan") which is subject to ERISA. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

                      (b) Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan.

                      (c) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                      (d) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

               2.22 Proprietary Information and Inventions Agreements. Each employee and officer of the Company, and each consultant of the Company having access to the Company's proprietary information, has executed a Proprietary Information and Inventions Agreement substantially in the form or forms that have been delivered to counsel for the Investors. The Company is not aware that any of its employees, officers or consultants is in violation thereof.

               2.23 Tax Returns, Payments, and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or government charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including but not limited to federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

               2.24 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

               2.25 Minute Books. The minute books of the Company, complete and accurate copies of which have been provided to counsel for the Investors, contain minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

               2.26 Real Property. The Company owns no real property. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

               2.27 Compliance With Law. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company has (to its knowledge) complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. The Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations except where any instance or instances of noncompliance do not, individually or in the aggregate, have a material adverse effect on the Company's business, prospects, financial condition, operations, property or affairs. There is no existing law, rule, regulation or order which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business and which has been published in the Federal Register or in any California analog thereof.

               2.28 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or any Ancillary Agreement.

               2.29 Insurance. The Company maintains on its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance is deemed by the Company to be sufficient. The Company has not caused or permitted any assignment or change in beneficiary since the date of the Financial Statements and has not borrowed against any such policy.

        3 .Representations and Warranties of the Investors. Each Investor hereby represents and warrants and agrees that:

               3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes a valid and legally binding obligation of Investor.

               3.2 Purchase Entirely for Own Account. The Series E Preferred Stock and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Except for the registration rights and restrictions on transfer set forth in the Investors' Rights Agreement, such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

               3.3 Reliance Upon Investor's Representations. Such Investor understands that the Securities are not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the

Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Investor's representations set forth herein.

               3.4 Receipt of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

               3.5 Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

               3.6 Accredited Investor. Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

               3.7 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 7, provided and to the extent such sections are then applicable, and the Investors' Rights Agreement, the Shareholders' Agreement, the Voting Agreement and any applicable Ancillary Agreement and:

                      (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                      (b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the

Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               3.9 Legends. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legend set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

Provided, that the Company shall remove such legend at such Investor's request if and when such Investor is entitled to sell such securities without restriction pursuant to Securities Act Rule 144(k).

        4. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5. Conditions of Investor's Obligations at the Closing. The obligations of each Investor under subsections 1.1(b) and 1.2 of this Agreement are subject to the satisfaction on or before the Closing to each of the following conditions:

                      (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                      (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                      (c) Compliance Certificate. The President or the Chief Financial Officer of the Company shall have delivered to each Investor at the Closing a certificate certifying that the conditions specified in Subsections 5.1(a) and (b) have been fulfilled.

                      (d) California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Securities to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                      (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel to the Investors, who shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                      (f) Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated the date of the Closing, in the form attached hereto as Exhibit E.

                      (g) Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit B.

                      (h) Shareholders' Agreement. The Company and each Investor shall have entered into the Shareholders' Agreement in the form attached hereto as Exhibit C.

                      (i) Voting Agreement. The Company and each Investor shall have entered into the Voting Agreement in the form attached hereto as Exhibit F.

        6. Conditions of the Company's Obligations at the Closing. The obligations of the Company to be performed under this Agreement at the Closing are subject to the satisfaction on or before the Closing of each of the following conditions:

                      (a) Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                      (b) Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                      (c) California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Investors of the securities or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                      (d) Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit B.

                      (e) Shareholders' Agreement. The Company and each Investor shall have entered into the Shareholders' Agreement in the form attached hereto as Exhibit C.

                      (f) Voting Agreement. The Company and each Investor shall have entered into the Voting Agreement in the form attached hereto as Exhibit F.

        7. Covenants of the Company. The Company covenants and agrees that for so long as an Investor holds at least 100,000 shares of Series E Preferred Stock initially issued to such Investor pursuant to this Agreement, it will comply with the following:

               7.1 Approval of Certain Transactions. The Company shall not, without the approval of its Board of Directors:

                      (a) incur indebtedness above the amount of $500,000 not previously approved in the Company's budget;

                      (b) make capital expenditures in an amount exceeding $500,000 not previously approved in the Company's budget;

                      (c) sell, lease, transfer, encumber or otherwise dispose of assets with a fair market value in excess of $500,000 not previously approved in the Company's budget;

                      (d) enter into any transaction with officers, directors or affiliates of the Company, except reimbursement of expenses incurred in the ordinary course of business; or

                      (e) increase the compensation of any executive officer by more than ten percent (10%) in any given year.

               7.2 No Watering of Series E Preferred Stock. The Company shall not issue and sell any shares of Series E Preferred Stock for less than $8.00 per share.

        8. Miscellaneous.

               8.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

               8.2 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

               8.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               8.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               8.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or express courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               8.8 Finder's Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               8.9 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and expenses of a single counsel for Pacific Venture Group II, L.P., not to exceed $20,000.

               8.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement, the Voting Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               8.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 66 2/3% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series E Preferred Stock sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

               8.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               8.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to the other party in any manner by any warranties, representations, or covenants with respect to such subject matter except as specifically set forth herein or therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           DISCOVERY PARTNERS INTERNATIONAL, INC., a
                           California corporation

                           By:    /s/ Riccardo Pigliucci
                              -------------------------------------------------
                                  Riccardo Pigliucci, Chief Executive Officer



INVESTORS:                 ENTERPRISE PARTNERS III, L.P.

                           By: Enterprise Management Partners III. L.P., Its General Partner

                                   By:  /s/ Andrew Senyei
                                      -----------------------------------------
                                       General Partner, Andrew E. Senyei


                           ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                           By: Enterprise Management Partners III, L.P., Its General Partner

                                  By:    /s/ Andrew Senyei
                                      -----------------------------------------
                                         General Partner, Andrew E. Senyei


                           MAYFIELD VIII,
                           a California Limited Partnership

                           By:    Mayfield VIII Management, L.L.C.,
                                  a Delaware Limited Liability
                                  Company, its general partner

                                  By:    /s/ A. Grant Heidrich, III
                                      -----------------------------------------
                                         General Partner


                           MAYFIELD ASSOCIATES FUND II,
                           a California Limited Partnership

                           By:   /s/ A. Grant Heidrich, III
                              -------------------------------------------------
                                  General Partner


        [SIGNATURE PAGE TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT]

                           CROSSPOINT VENTURE PARTNERS LS-1997

                           By:    /s/ Don Milder
                              -------------------------------------------------
                                  Don Milder, General Partner


                           PACIFIC VENTURE GROUP II, L.P.

                           By:    PVG EQUITY PARTNERS II, LLC,
                                  its General Partner

                           By:    /s/ Ralph C. Sabin, Managing Director
                              -------------------------------------------------



                           BAYSTAR CAPITAL, L.P.,
                           a Delaware limited partnership

                           By:    BayStar Capital Management LLC,
                                  its General Partner

                                  By: /s/ Steve Lamar
                                     ------------------------------------------
                                        Steve Lamar, Vice President


                           BAYSTAR INTERNATIONAL LTD,
                           a British Virgin Islands Corporation

                           By: BayStar International Management, LLC, its General Partner

                                  By:   /s/ Steve Lamar
                                     ------------------------------------------
                                        Steve Lamar, Vice President



                                  /s/ Hayden Trubitt
                              -------------------------------------------------
                                  Hayden J. Trubitt


        [SIGNATURE PAGE TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


                                                              PRINCIPAL
                                                              AMOUNT OF                           TOTAL             # OF
INVESTOR NAME AND ADDRESS                                  NOTES + INTEREST      CASH           INVESTMENT         SHARES
                                                           ----------------   -----------      -----------        ---------
Enterprise Partners III, L.P.
7979 Ivanhoe Avenue, Suite 550                               $ 1,901,112                       $ 1,901,112          237,639
La Jolla, CA 92037
Attn:  Andrew Senyei

Enterprise Partners III Associates, L.P.                         151,040                           151,040           18,880
7979 Ivanhoe Avenue, Suite 550
La Jolla, CA 92037
Attn:  Andrew Senyei

Mayfield VIII
2800 Sand Hill Road                                            1,949,552                         1,949,552          243,694
Menlo Park, CA 94025
Attn:  A. Grant Heidrich, III

Mayfield Associates Fund II
2800 Sand Hill Road                                              102,608                           102,608           12,826
Menlo Park, CA 94025
Attn:  A. Grant Heidrich, III

Crosspoint Venture Partners LS-1997
18552 MacArthur Boulevard, Suit 300                            2,012,712                         2,012,712          251,589
Irvine, CA 92715

Pacific Venture Group  II, L. P
15635 Alton Parkway, Suite 230                                         0      $ 3,000,000        3,000,000          375,000
Irvine, CA 92618

BayStar Capital, L.P.
425 Market Street, 22nd Floor                                          0        1,200,000        1,200,000          150,000
San Francisco, CA 94105

BayStar International Ltd.
425 Market Street, 22nd Floor
San Francisco, CA 94105                                                0          800,000          800,000          100,000

Hayden J. Trubitt
c/o Brobeck, Phleger & Harrison LLP
12390 El Camino Real
San Diego, CA 92130                                                                23,000           23,000            2,875
                                                             -----------      -----------      -----------        ---------
Total:                                                       $ 6,117,024      $ 5,023,000      $11,140,024        1,392,503


                                  Schedule A-1

                                    EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION


                                  Exhibit A-1

                       RESTATED ARTICLES OF INCORPORATION
                   OF DISCOVERY PARTNERS INTERNATIONAL, INC.,
                            a California Corporation


The undersigned Jack Fitzpatrick hereby certifies that:

               ONE: He is the duly elected and acting Vice President and Secretary of said corporation.

               TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

               The name of this corporation is Discovery Partners International, Inc.

                                   ARTICLE II

               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty One Million Thirty-Three Thousand Three Hundred Thirty-Three (21,033,333) shares. Twelve Million (12,000,000) shares shall be Common Stock and Nine Million Thirty-Three Thousand Three Hundred Thirty-Three (9,033,333) shares shall be Preferred Stock, of which Two Million Five Hundred Thousand (2,500,000) shares shall be Series A Preferred Stock, Two Million (2,000,000) shares shall be Series B Preferred Stock, Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares shall be Series C Preferred Stock, Two Million Five Hundred Thousand (2,500,000) shares shall be Series D Preferred Stock, and One Million Seven Hundred Thousand (1,700,000) shares shall be Series E Preferred Stock.

               B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

               1. Dividend Provisions.

                      (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance with Section 6 hereof, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend

(payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.14 per share of Series A Preferred Stock per annum, $0.21 per share of Series B Preferred Stock per annum, $0.42 per share of Series C Preferred Stock per annum, $0.504 per share of Series D Preferred Stock per annum, and $0.56 per share of Series E Preferred Stock per annum (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) ("Preferred Dividend Preference") payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No cash dividends shall be declared or paid with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth in above, is declared and paid with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

                      (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends ratably based upon the number of shares of Common Stock held by each (assuming conversion of all of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock).

               2. Liquidation Preference.

                      (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of any additional series of Preferred Stock that may from time to time come into existence in accordance with Section 6 hereof, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $2.00 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series A Issue Price"), (B) $3.00 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series B Issue Price"), (C) $6.00 for each outstanding share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series C Issue Price"), (D) $7.20 for each outstanding share of Series D Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series D Issue Price"), (E) $8.00 for each outstanding share of Series E Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereinafter referred to as the "Original Series E Issue Price") and (F) an


                                       2.

amount equal to declared but unpaid dividends on such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder.

                      (b) After the distributions described in subsection (a) above have been paid, and subject to the rights of any additional series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock).

                      (c) A consolidation or merger of this corporation with or into any other corporation or corporations in which the shareholders of this corporation immediately prior to such consolidation or merger own less than fifty percent (50%) of the voting power of the successor corporation or corporations immediately after such consolidation or merger, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2, unless, in each such case, the value of the consideration to be received by the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and the holders of Series E Preferred Stock, without treating such transaction as a liquidation, dissolution or winding up within the meaning of this Section 2, exceeds $10.00 per share (subject to appropriate adjustments for stock splits, stock dividends or combinations).

                      (d) Whenever a distribution provided for in subsections
(a) and (b) above or a transaction described in subsection (c) above shall be payable in securities or property other than cash, the value of such distribution or the consideration to be received in such transaction shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

               3. Redemption.


                                       3.

                      (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance with Section 6 hereof, at any time after July 17, 2002, on the date within sixty (60) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock treated as a single class that all or some of such holders' shares be redeemed ("Redemption Notice"), and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor (i) a sum equal to $2.00 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series A Redemption Price"), (ii) a sum equal to $3.00 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series B Redemption Price"), (iii) a sum equal to $6.00 per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series C Redemption Price"), (iv) a sum equal to $7.20 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series D Redemption Price") and (v) a sum equal to $8.00 per share of Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus all declared but unpaid dividends on such shares (the "Series E Redemption Price"). Any redemption effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held by such holders.

                      (b) As used herein and in subsection (3)(c) below, the term "Redemption Date" shall refer to each "Redemption Date" and the term "Redemption Price" shall refer to each "Series A Redemption Price," "Series B Redemption Price," "Series C Redemption Price," "Series D Redemption Price" and "Series E Redemption Price." Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance with Section 6 hereof, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c), on or after the Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock


                                       4.

and/or Series E Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                      (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

               4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                      (a) Right to Convert. Subject to subsection 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock plus all declared but unpaid dividends on each share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share, at the office of this corporation or any transfer agent for the particular series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue


                                       5.

Price, Original Series B Issue Price, Original Series C Issue Price, Original Series D Issue Price or Original Series E Issue Price, as applicable, and all declared but unpaid dividends on such share by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

                      (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (i) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (a "Firm Public Offering"), the public offering price of which is not less than $10.00 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations) and $15,000,000 in the aggregate or (ii) the receipt (either in connection with the corporation's sale of its Common Stock in a Firm Public Offering, the public offering price of which is not less than $7.20 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations), or else not in connection with any public offering) of the approval or consent to such conversion by at least sixty-seven percent (67%) of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a class. In the case of approvals or consents to conversion in connection with the corporation's sale of its Common Stock in a Firm Public Offering, the public offering price of which is less than $7.20 per share (adjusted to reflect subsequent combinations, stock splits, stock dividends, or other recapitalizations), (iii) each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the receipt of the approval or consent to such conversion by at least sixty-seven percent (67%) of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock voting together as a class, and (iv) each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the receipt of the approval or consent to such conversion by at least eighty percent (80%) of the then-outstanding shares of Series D Preferred Stock voting together as a separate series. (Provided, however, that all conversions in connection with a Firm Public Offering shall be subject to the last sentence of subsection 4(c).


                                       6.

                      (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                      (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                           (i) (A) If the corporation shall issue, after the
date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the applicable Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of such Additional Stock.


                                       7.

                                (B) No adjustment of the Conversion Price for
any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, whichever occurs first. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                (C) In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                (D) In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                (E) In the case of the issuance (whether before,
on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                    (1) The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2) The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of


                                       8.

accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                      (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the applicable Purchase Date other than:

                           (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii) hereof,

                           (B) shares of Common Stock issued upon conversion of
Preferred Stock,

                           (C) shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in


                                       9.

connection with the termination of employment) does not exceed 2,450,000 (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations),

                           (D) shares of Common Stock issued or issuable in
connection with licensing, joint venture, research/development, joint marketing, collaboration or other such transactions, if in transactions with primarily non-financing purposes,

                           (E) shares of Common Stock issued or issuable in
connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, acquisition of assets, purchase or exchange of stock or otherwise, or

                           (F) shares of Common Stock issued or issuable (I) in
a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                      (iii) In the event the corporation should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of each series of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                      (iv) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the


                                      10.

determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) to the end that the provisions of this
Section 4 shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (h) No Fractional Shares and Certificate as to Adjustments.

                      (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                      (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.


                                      11.

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

               (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

        5. Voting Rights.

               (a) General. Each holder of shares of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) The number of directors of this corporation shall be seven
(7). Notwithstanding subsection 5(a) above, the holders of Preferred Stock, voting as a single class, shall be entitled to elect five (5) directors of the corporation, and the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) directors. At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of


                                      12.

a majority of the Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the election or nomination of directors to be elected or nominated solely by the holders of Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of Common Stock. A vacancy in any directorship elected by the holders of Preferred Stock shall be filled only by vote of the holders of Preferred Stock and any vacancy in any directorship elected by the holders of Common Stock shall be filled only by vote of the holders of Common Stock.

        6. Protective Provisions. So long as any shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class:

               (a) sell, convey, or otherwise dispose of or encumber (other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of; or

               (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or increase (other than by redemption or conversion) the total number of authorized shares of Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

               (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to voting, dividends or upon liquidation; or

               (d) increase the authorized number of directors of the corporation.

                      In addition, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least eighty percent (80%) of the then outstanding shares of Series D Preferred Stock, amend the articles of incorporation so as to, adversely affecting the Series D Preferred Stock in a different manner than other shares of Preferred Stock, do any of the things described in Section 903(a)(1) through 903(a)(7) of the California Corporations Code with respect to either the Preferred Stock or the Series D Preferred Stock, all pursuant to and within the meanings of Sections 903(a) and 903(b) of the California Corporation Code as in effect on January 1, 1998.


                                      13.

        7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

        8. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, granting this corporation rights of first refusal on stock transfers or pursuant to stock purchase agreements with employees, consultants, officers or directors providing for repurchase of shares at cost upon termination of employment or services, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

        C. Common Stock.

        1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

        2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

        3. Redemption. The Common Stock is not redeemable.

        4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

        Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.


                                      14.

        Section 3 Any repeal or modification of the foregoing provisions of this
Article IV by the shareholders of this corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                       ***

        THREE: The foregoing amendment has been duly approved by the Board of Directors.

        FOUR: The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The number of outstanding shares of the corporation is 2,000,000 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock, 333,333 shares of Series C Preferred Stock, 2,228,945 shares of Series D Preferred Stock and 1,789,068 shares of Common Stock. No shares of Series E Preferred Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class, (ii) more than 50% of the outstanding shares of Common Stock voting as a separate class, and (iii) at least 60% of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class.


                                      15.

        IN WITNESS WHEREOF, the undersigned has executed this certificate on April 4, 2000.


                                ----------------------------------------------
                                Jack Fitzpatrick, Vice President and Secretary

        The undersigned certifies under penalty of perjury that he has read the foregoing Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

        Executed at San Diego, California, on April 4, 2000.



                                ----------------------------------------------
                                Jack Fitzpatrick

                                    EXHIBIT B

                amended and restated iNVESTORS' RIGHTS AGREEMENT


                                  Exhibit B-1

                     DISCOVERY PARTNERS INTERNATIONAL, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   -----------

                                  April 7, 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1. Registration Rights ...............................................       1
   1.1    Definitions ................................................       1
   1.2    Request for Registration ...................................       3
   1.3    BMS Request for Registration ...............................       4
   1.4    RPR Request for Registration ...............................       6
   1.5    Company Registration .......................................       7
   1.6    Obligations of the Company .................................       7
   1.7    Furnish Information ........................................       8
   1.8    Expenses of Demand Registration ............................       8
   1.9    Expenses of Company Registration ...........................       9
   1.10   Underwriting Requirements ..................................       9
   1.11   Delay of Registration ......................................      10
   1.12   Indemnification ............................................      10
   1.13   Reports Under Securities Exchange Act of 1934 ..............      12
   1.14   Form S-3 Registration ......................................      12
   1.15   Assignment of Registration Rights ..........................      13
   1.16   Limitations on Subsequent Registration Rights ..............      14
   1.17   "Market Stand-Off" Agreement ...............................      14
   1.18   Termination of Registration Rights .........................      15

2. Covenants of the Company ..........................................      15
   2.1    Delivery of Financial Statements ...........................      15
   2.2    Inspection .................................................      16
   2.3    Termination of Information and Inspection Covenants ........      16
   2.4    Right of First Offer .......................................      16
   2.5    Indemnification ............................................      18
   2.6    Salaries of Officers .......................................      18

3. Miscellaneous .....................................................      18
   3.1    Successors and Assigns .....................................      18
   3.2    Governing Law ..............................................      19
   3.3    Counterparts ...............................................      19
   3.4    Titles and Subtitles .......................................      19
   3.5    Notices ....................................................      19
   3.6    Expenses ...................................................      19
   3.7    Amendments and Waivers .....................................      19
   3.8    Severability ...............................................      20
   3.9    Aggregation of Stock .......................................      20
   3.10   Entire Agreement; Amendment; Waiver ........................      20
   3.11   Representation .............................................      20


Schedule A  Schedule of Investors

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 7th day of April, 2000, by and between Discovery Partners International. Inc. (formerly known as IRORI), a California corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor".

                                    RECITALS

        WHEREAS, the Company and certain of the Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith (the "Preferred Stock Agreement");

        WHEREAS, certain of the Investors are presently holders of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and pursuant thereto have entered into an Investors' Rights Agreement with the Company dated October 19, 1995, as amended by Amendment No. 1 dated November 5, 1996, Amendment No. 2 dated October 31, 1997, Amendment No. 3 dated April 17, 1998, Amendment No. 4 dated June 1, 1998, Amendment No. 5 dated June 15, 1998, Amendment No. 6 dated October 29, 1998 and Amendment No. 7 dated January 19, 2000 (together, the "Original Rights Agreement"); and

        WHEREAS, in order to induce the Company to enter into the Preferred Stock Agreement and to induce certain Investors to invest funds in the Company pursuant to the Preferred Stock Agreement, all the Investors and the Company wish to amend and restate the Original Rights Agreement so that this Agreement will govern the rights of all the Investors to cause the Company to register shares of the Company's common stock ("Common Stock") issuable to any Investors upon conversion of their respective shares of the Company's preferred stock ("Preferred Stock"), and certain other matters as set forth in this Agreement.

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Registration Rights. The Company covenants and agrees as follows:

                1.1 Definitions. For purposes of this Section 1:

                        (a) The term "Act" means the Securities Act of 1933, as amended.

                        (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.15 hereof.

                        (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (e) The terms "register", "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (ii) the 130,000 shares of Common Stock held by Enterprise Partners, III, L.P. and Enterprise Partners III, Associates, (iii) the 150,000 shares of Common Stock issuable upon the exercise of that certain Common Stock Purchase Warrant dated as of July 18, 1995 between the Company and Enterprise Partners III, L.P.; provided, however that such shares of Common Stock shall not be deemed Registrable Securities for purposes of calculating either numerators or denominators under Sections 1.2, 1.14, 1.16 and 3.7 and
(iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or such specified Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not assigned. Provided, further, however, that for the purposes of
Section 1.3 and other sections to the extent they refer to Section 1.3 (and for interpretation of the definitions of "Registrable Securities then outstanding" and "Holder" as used in or with reference to Section 1.3) only, the term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock initially issued to Bristol-Myers Squibb Company ("BMS") and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Series D Preferred Stock initially issued to BMS -- and excluding from this sentence's special definition, however, any Registrable Securities no longer held by BMS. Provided, further, however, that for the purposes of Section 1.4 and other sections to the extent they refer to
Section 1.4 (and for interpretation of the definitions of "Registrable Securities then outstanding" and "Holder" as used in or with reference to
Section 1.4) only, the term "Registrable Securities" means additionally (i) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock initially issued to Rhone-Poulenc Rorer International Holdings Inc. ("RPR") and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Series D Preferred Stock initially issued to RPR -- and excluding from this sentence's special definition, however, any Registrable Securities no longer held either by RPR or by a company which is then in the same corporate family as RPR.

                        (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                        (h) The term "SEC" shall mean the Securities and Exchange Commission.

                1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) December 31, 2001, or (ii) eleven (11) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000,) then the Company shall:

                                (i) within ten (10) days of the receipt thereof,
give written notice of such request to all Holders; and

                                (ii) effect as soon as practicable, and in any
event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                        (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters approved for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning apportionment, for an Initiating Holder that is a holder of Registrable Securities that is a partnership or corporation, the partners, retired partners and shareholders of such Initiating Holder (and, in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any one of the foregoing persons shall be deemed to be a single "Initiating Holder," and any proportionate reduction with respect to such "Initiating Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals, including such "Initiating Holders" as defined in this sentence.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                                (i) After the Company has effected two
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                                (ii) During the period starting with the date
thirty 30 days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.5 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                (iii) If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.14 below.

                1.3 BMS Request for Registration.

                        (a) If the Company shall receive at any time after eleven months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from BMS that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which BMS requests to be registered, subject to the limitations of subsection 1.3(b).

                        (b) If BMS intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.3(a). The underwriter will be selected by the Company and shall be reasonably acceptable to BMS. BMS shall (together with the Company as provided in subsection 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this
Section 1.2A, if the underwriter advises BMS in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be so limited; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to BMS a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of BMS; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.3:

                                (i) After the Company has effected one
registration pursuant to this Section 1.3 and such registration has been declared or ordered effective; or

                                (ii) During the period starting with the date
thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.5 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                1.4 RPR Request for Registration.

                        (a) If the Company shall receive at any time after eleven months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from RPR that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which RPR requests to be registered, subject to the limitations of subsection 1.4(b).

                        (b) If RPR intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.4(a). The underwriter will be selected by the Company and shall be reasonably acceptable to RPR. RPR shall (together with the Company as provided in subsection 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this
Section 1.4, if the underwriter advises RPR in writing that marketing factors require a limitation of the number of shares to be sold in the offering, then the number of shares of Registrable Securities that may be included in the underwriting shall be so limited; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the offering.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to RPR a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of RPR; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.4:

                                (i) After the Company has effected one
registration pursuant to this Section 1.4 and such registration has been declared or ordered effective; or

                                (ii) During the period starting with the date
thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.5 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                1.5 Company Registration. Except with respect to the initial public offering of the Company's securities for which no notice shall be required and the provisions of this Section 1.5 shall not apply, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the first sentence of this Section and the provisions of Section 1.10, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                1.6 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (g) Cause all such Registrable Securities and Registrable Common Stock registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities and Registrable Common Stock registered pursuant hereto and a CUSIP number for all such Registrable Securities and Registrable Common Stock, in each case not later than the effective date of such registration.

                1.7 Furnish Information.

                        (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                        (b) The Company shall have no obligation with respect to any registration requested pursuant to Sections 1.2, 1.3, 1.4 or 1.14 if, due to the operation of subsection 1.7(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsections 1.2(a), 1.3(a), 1.4(a) or 1.14(b), whichever is applicable.

                1.8 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 or 1.3 or 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.3 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or 1.3 or 1.4; provided further, that if the registration request is withdrawn, at the request of the Holders of a majority of the Registrable Securities to be registered, within one week after the Company advises such Holders of a delay pursuant to Section 1.2(c) or (d)(ii),
Section 1.3(c) or (d)(ii), or Section 1.4(c) or (d)(ii), then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.3 or 1.4. And provided further, with respect to the main provision in the preceding sentence, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.3 or 1.4.

                1.9 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.5 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

                1.10 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to
Section 1.5, the Company shall not be required under Section 1.5 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (as nearly as practicable) among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other shares of securities (except the securities proposed to be sold by the Company in such underwriting) are first entirely excluded from the underwriting but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

                1.11 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.12 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.12(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this subsection 1.12(b) exceed the gross proceeds from the offering received by such Holder.

                        (b) Promptly after receipt by an indemnified party under this Section 1.12 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.12, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.12.

                        (c) If the indemnification provided for in this Section
1.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (e) The obligations of the Company and Holders under this Section 1.12 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.13 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                1.14 Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.14: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form

S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.14; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this
Section 1.14; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.14, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.14 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2, 1.3 or 1.4.

                1.15 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), or is a company which is at the time of such transfer in the same corporate family as RPR and thereafter remains in the same corporate family as RPR, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.17 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                1.16 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company (except those shares of Series E Preferred Stock to be issued and sold in connection with the Purchase Agreement) which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or Section 1.5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2. In addition, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (within the meaning of the proviso in Section 1.1(f)), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Securities of the Holders which is included. In addition, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (within the meaning of the applicable proviso in Section 1.1(f)), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Securities of the Holders which is included in any registration pursuant to Section 1.4 hereof.

                1.17 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                        (a) Such agreement shall not exceed one hundred eighty
(180) days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                        (b) Such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (c) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                        In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restrictions) until the end of such period.

                1.18 Termination of Registration Rights.

                        (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or
(ii) such time as the Holder can sell all of such stock under Rule 144(k) (or successor rule) promulgated by the SEC and such Holder holds less than one percent (1%) of the outstanding stock of the Company.

        2. Covenants of the Company.

                2.1 Delivery of Financial Statements. A "Major Investor" means an Investor who holds a minimum of 250,000 shares of the Company's Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); and in the case of transfers within RPR's corporate family as permitted by Section 1.15, then so long as RPR's corporate family as a whole holds a minimum of 250,000 shares of the Company's Preferred Stock (subject to such adjustment), the corporation within RPR's corporate family which owns the most such shares shall be entitled to the rights of a Major Investor. The Company shall deliver to each Major Investor:

                        (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and if requested by a Major Investor, audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                        (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

                        (d) as soon as practicable, but in any event by December 1 of each year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company. The Company's Board of Directors shall approve each such annual budget by January 31 of the year for which such budget applies.

                2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                2.3 Termination of Information and Inspection Covenants. Subject to their earlier termination pursuant to the specific terms of each Section, the covenants set forth in Sections 2.1, 2.2 and 2.4 shall terminate as to Major Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public in which all shares Preferred Stock are converted to Common Stock is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                2.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, the Company shall first make an offering of any such shares or securities not purchased by Riccardo Pigliucci pursuant to Section 4 of the Key Employee Agreement dated April 17, 1998 (the "Employment Agreement") between Riccardo Pigliucci and the Company (such shares or securities not so purchased by Riccardo Pigliucci are hereinafter referred to as the "Shares") to each Major Investor in accordance with the following provisions:

                        (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                        (b) Within 20 calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities) issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held, by all the Major Investors. The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Major Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Major Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held, by such Fully-Exercising Major Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held, by all Fully-Exercising Major Investors who wish to purchase some of the unsubscribed shares.

                        (c) If all Shares which Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                        (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance and sale of the Series E Preferred Stock pursuant to the Preferred Stock Agreement, (ii) to the issuance or sale of not to exceed 2,450,000 shares of common stock (or options therefor) to employees, consultants, directors or officers of the Company (and not repurchased at cost by the Company in connection with the termination of employment or service relationship) subsequent to the date of this Agreement, (iii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, (iv) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (v) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (vi) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has or is establishing business relationships provided such issuances are for other than primarily equity financing purposes and involve other strategic elements which may include without limitation, a joint marketing agreement, a license agreement, or a technology development agreement, or (vii) to the issuance and sale of bridge loan notes and associated warrants in 1998 and December 1999.

                        (e) The right of first offer set forth in this Section
2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

                2.5 Indemnification. The Company shall take all actions necessary to indemnify its directors to the maximum extent permitted by applicable law, including, without limitation, amending the Company's Articles of Incorporation and Bylaws and entering into contracts with the directors to provide such indemnification; provided, however, that the Company shall not be required to obtain directors insurance unless directed by the Board of Directors.

                2.6 Salaries of Officers. The Company's Board of Directors shall approve the titles of officers and management of the Company and all salaries and other compensation matters, including option grants, employee bonuses or profit sharing plans, shall be reviewed and approved by the Company's Board of Directors.

        3. Miscellaneous.

                3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be sent to the address/fax number indicated for such party on the signature page hereof (provided that any party at any time may change its address/fax number for notice by ten (10) days' advance written notice to the other parties), and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) the time of successful facsimile transmission to the party to be notified, (iii) sending by reputable overnight delivery service or (iv) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid.

                3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (including common stock issued upon conversion thereof), voting together as a class (or, in the case of the provisions of Section 1.3 for the special benefit of the Series D Preferred Stock which was initially issued to BMS and the provisions of other Sections to the extent they are with reference to Section 1.3, only with the written consent of the Company, the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (including common stock issued upon conversion thereof), voting together as a class, and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series D Preferred Stock which was initially issued to BMS) (or, in the case of the provisions of Section 1.4 for the special benefit of the Series D Preferred Stock which was initially issued to RPR and the provisions of other Sections to the extent they are with reference to
Section 1.4, only with the written consent of the Company, the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (including common stock issued upon conversion thereof), voting together as a class, and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series D Preferred Stock which was initially issued to RPR) (or, in the case of any amendment or waiver which discriminates particularly against all the Series D Preferred Stock, only with the written consent of the Company, the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (including common stock issued upon conversion thereof), voting together as a class, and the holders of a majority of the Series D Preferred Stock then outstanding (including common stock issued or issuable upon conversion thereof)) (or, in the case of any amendment or waiver which discriminates particularly against the Series E Preferred Stock, only with the written consent of the Company, the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (including common stock issued upon conversion thereof), voting together as a class, and the holders of not less than eighty percent (80%) of the Common Stock issued or issuable upon conversion of the Series E Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then outstanding (and common stock issued upon conversion thereof), each future holder of all such shares, and the Company.

                3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                3.9 Aggregation of Stock. All shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and any Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                3.10 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                3.11 Representation. By executing this Agreement, Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that each Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            DISCOVERY PARTNERS INTERNATIONAL, INC.
                                            (formerly known as IRORI), a California
                                            corporation


                                            By:
                                               ---------------------------------
                                            Riccardo Pigliucci, Chief Executive Officer

                            Address:        9640 Towne Center Drive, San Diego, CA  92121

                                            INVESTORS:

                                            ENTERPRISE PARTNERS III, L.P.

                                            By:   Enterprise Management Partners III,
                                            L.P., Its General Partner


                                            By:
                                               ---------------------------------
                                                          General Partner
                            Address:        1205 Prospect Street, Suite 500
                                            La Jolla, CA  92037

                                            ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                                            By:   Enterprise Management Partners III,
                                            L.P., Its General Partner


                                            By:
                                               ---------------------------------
                                                          General Partner

                            Address:        1205 Prospect Street, Suite 500
                                            La Jolla, CA  92037



                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                  MAYFIELD VIII

                                            By:
                                               ---------------------------------
                                                   Its General Partner

                                            By:
                                               ---------------------------------
                                                          General Partner
                            Address:        2800 Sand Hill Road
                                            Menlo Park, CA  94025

                                            MAYFIELD ASSOCIATES FUND II


                                            By:
                                               ---------------------------------
                                                  Its General Partner

                                            By:
                                               ---------------------------------
                                                          General Partner

                             Address:        2800 Sand Hill Road
                                             Menlo Park, CA  94025

                                             CROSSPOINT VENTURE PARTNERS-1996


                                            By:
                                               ---------------------------------
                                                   Don Milder, General Partner

                             Address:        18552 MacArthur Boulevard, Suite 400
                                             Irvine, CA  92715



                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                            CROSSPOINT VENTURE PARTNERS LS-1997


                                            By:
                                               ---------------------------------
                                                  Don Milder, General Partner

                             Address:       18552 MacArthur Boulevard, Suite 400
                                            Irvine, CA  92714

                                            AGILENT TECHNOLOGIES, INC., f/k/a
                                            Hewlett-Packard Company


                                            By:
                                               ---------------------------------

                                            Its:
                                               ---------------------------------

                             Address:       Mail Stop 20 BQ
                                            3000 Hanover Street
                                            Palo Alto, CA  94304
                                            Attn:  Craig Norlin, Legal Counsel

                                            BRISTOL-MYERS SQUIBB COMPANY


                                            By:
                                               ---------------------------------

                                            Its:
                                               ---------------------------------

                             Address:       P.O. Box 4000
                                            Route 206 & Province Line Road
                                            Princeton, NJ  08543-4000
                                            Attn: Vice President and Senior Counsel,
                                            Pharmaceutical Research Institute and
                                            Worldwide Strategic Business
                                            Development



                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                            AVENTIS, f/k/a Rhone-Poulenc Rorer
                                            International Holdings, Inc.


                                            By:
                                               ---------------------------------

                                            Its:
                                               ---------------------------------

                            Address:        3 Park Avenue
                                            New York, NY  10016
                                            Attn: Norma Hunt-Allen, Investor Relations

                                            PACIFIC VENTURE GROUP II, L.P.


                                            By:
                                               ---------------------------------

                                            Its:
                                               ---------------------------------

                             Address:       15635 Alton Parkway
                                            Suite 230 Irvine, CA  92618


                                            BAYSTAR CAPITAL, L.P., a Delaware Limited
                                            Partnership


                                             By:   BayStar Capital Management LLC,
                                               ---------------------------------
                                                   Its General Partner

                                             By:
                                               ---------------------------------
                                                   Steve Lamar, Vice President

                             Address:        425 Market Street, 22nd Floor
                                             San Francisco, CA  94105



        [SIGNATURE PAGE TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT]

                                            BAYSTAR INTERNATIONAL LTD., a British Virgin
                                            Islands Corporation

                                            By:   BayStar International Management, LLC
                                               ---------------------------------
                                                   Its General Partner

                                            By:
                                              ---------------------------------
                                                 Steve Lamar, Vice President

                            Address:        425 Market Street, 22nd Floor
                                            San Francisco, CA  94105


                                            ------------------------------------
                                                    Hayden J. Trubitt

                            Address:        c/o Brobeck, Phleger & Harrison LLP
                                            12390 El Camino Real
                                            San Diego, CA  92130



                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT C

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT




                                  EXHIBIT C-1

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT


        THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (the "Agreement") is made as of April 7, 2000, by and among Discovery Partners International, Inc. (formerly known as IRORI), a California corporation (the "Company"), the holders of shares of the Company's Common Stock listed on Exhibit A (each of which is herein referred to as a "Shareholder", which term includes his or her heirs, executors, guardians, successors and assigns) and the investors listed on Exhibit C hereto, each of which is herein referred to as an "Investor."

        WHEREAS, the Company and certain of the Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

        WHEREAS, each of the Shareholders is the beneficial owner of the number of shares of the Company's Common Stock listed on Exhibit A attached hereto (the "Stock," which term for purposes of this Agreement also includes any additional shares of Common Stock of the Company now owned or hereafter acquired by any Shareholder).

        WHEREAS, certain of the Investors are presently holders of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and in connection with the purchases of such shares have entered into a Shareholders' Agreement dated as of October 19, 1995, as amended October 19, 1995, October 31, 1997, June 1, 1998 and June 15, 1998 (together, the "Original Agreement").

        WHEREAS, in order to induce the Company to enter into the Stock Purchase Agreement and to induce certain Investors to invest funds in the Company pursuant to the Stock Purchase Agreement, the Shareholders, all of the Investors and the Company wish to amend and restate the Original Agreement so that this Agreement will govern the rights of the parties with respect to the matters set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1. Restrictions on Transfer. Except as permitted by the terms of this Agreement, a Shareholder may not make any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation or alienation of any shares of the Stock, or any interest in such shares, now held by or hereafter acquired by such Shareholder, whether voluntarily or involuntarily or by operation of law (hereinafter collectively referred to as a "transfer").

        2. Intentionally Omitted.

        3. Intentionally Omitted.

        4. Right of First Refusal.

                (a) Notice to the Company and Investor.

                        (i) In the event any Shareholder (the "Transferring Shareholder") desires to transfer any Stock other than as specifically provided in Section 6 below, such Shareholder must deliver a notice in writing by certified mail ("Notice") to the Company stating (A) his bona fide intention to sell or transfer such shares, (B) the number of such shares to be sold or transferred, (C) the price, if any, for which he proposes to sell or transfer such shares, and (D) the name of the proposed purchaser or transferee.

                        (ii) In the event the proposed transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company's Board of Directors in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of shares of Stock to be transferred, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, which transfer is not otherwise exempted from the terms of Section 4 and 5 hereof, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board of Directors.

                (b) Company Right of First Refusal. The Company shall have an exclusive, irrevocable option (the "Company Option"), at any time within thirty
(30) days of receipt of the Notice, to purchase some or all of the Stock to which the Notice refers at the price per share specified in the Notice. The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Transferring Shareholder (the "Company Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

                (c) Company Settlement. Within ten (10) days of receipt of the Company Settlement Notice, the Transferring Shareholder must deliver to the Company all certificates for the Stock being acquired by the Company which are not already in the Company's custody, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Transferring Shareholder full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall pay for said shares on the same terms and conditions set forth in such Notice.

                (d) Investor Right of First Refusal. In the event that the Company does not exercise the Company Option as to all the shares to be sold or transferred in accordance with Section 4 hereof, the Company shall not later than thirty (30) days from the date of receipt of the Notice hereof give written notice to the Investors of the Company's nonexercise (or partial exercise) of the Company Option, which notice shall enclose the Notice and the details of the Company's partial exercises (if any), and shall specify the procedures by which each Investor may exercise the option to purchase not more than its Pro Rata Share (as defined in Section 4(g) below) of the remaining shares of Stock (the "Investor Option"). For thirty (30) calendar days following the expiration of the Company Option, each Investor may exercise its Investor Option at the same price and upon the same terms as set forth in the Notice. Any Investor desiring to exercise its Investor Option shall deliver to the Company and to the Transferring Shareholder a written notice of election to purchase the shares with respect to which the Investor option is to be exercised. The Company shall, within three (3) days after the end of such thirty (30) day period, inform each Investor purchasing all of the shares available to it (a "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to give written notice to the Company and the Transferring Shareholder of its election (the "Investor Over-Allotment Option") to purchase that portion of the shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors equal to the proportion that the Pro Rata Share of such Fully-Exercising Investor bears to the Pro Rata Shares of all of the Fully-Exercising Investors who wish to purchase some of the unsubscribed shares, or such other proportions as the Investors shall determine.

                (e) Assignment of Investor Option. Each Investor may assign its rights under this Section 4 to (i) any of its limited partners or shareholders,
(ii) any entity related to or affiliated with such Investor, or (iii) another Investor; provided, however, that if payment is to be made in any manner other than all cash against delivery of the Stock being sold, such assignee must be at least as creditworthy as the Investor so assigning its rights.

                (f) Investor Settlement. Promptly upon expiration of the Investor Option and the Investor Over-Allotment Option, the Company shall deliver a notice in writing to the Transferring Shareholder and each Investor and/or assignee who elected to acquire a portion of the Stock subject to the Investor Option (the "Investor Settlement Notice") setting forth the number of shares of Stock to be sold to each Investor and/or assignee and the price thereof. Within ten (10) days of receipt of the Investor Settlement Notice, the Transferring Shareholder must deliver to the Company any certificates for the Stock being acquired by the Investors and/or assignees which are not already in the Company's custody, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective. Within ten (10) days of receipt of the Investor Settlement Notice, each Investor and/or assignee acquiring a portion of the Stock must deliver to the Company (a) full cash payment for the portion of the subject Stock being so acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Investors electing to acquire a portion of the subject Stock and/or their assignees shall pay for said shares on the same terms and conditions set forth in such Notice; and, if applicable, (b) evidence satisfactory to the Company that such assignee has become a party to this Agreement. The Company shall thereafter promptly remit full payment for the Stock acquired hereby to the Transferring Shareholder and deliver the new or assigned certificates to the Investors and/or assignees, as appropriate. (g) Determination of Pro Rata Share. For purposes of this
Section 4, each Investor's "Pro Rata Share" is the ratio of (i) the total number of shares of Common Stock and Preferred Stock of the Company held by such Investor as of the date of the Notice (on an as-converted to Common Stock basis) to (ii) the total aggregate shares of Common Stock and Preferred Stock of the Company held by all Investors as of such date (on an as-converted to

Common Stock basis) that have elected to exercise the Investor Option that is exercisable at the time such "Pro Rata Share" is determined.

        5. Co-Sale Rights in Sales by a Shareholder.

                (a) Co-Sale Notice. In the event that less than all of the shares of Stock proposed to be transferred by a Transferring Shareholder are acquired by the Company and/or Investors (or assignees) pursuant to the Company Option and Investor Option set forth in Section 4 above (collectively, the "Options"), the Company shall deliver, promptly upon expiration of the Options, a notice in writing to each Investor (the "Co-Sale Notice") reiterating the names of the prospective Transferee or Transferees, the number of shares of Stock proposed to be transferred and not acquired pursuant to the Options, and the price per share at which such shares are proposed to be transferred.

                (b) Grant of Co-Sale Rights. Each Investor shall have the right, exercisable upon written notice to such Transferring Shareholder within fifteen
(15) business days after receipt of the Transferring Shareholder's Co-Sale Notice, to participate in the sale of the shares on the same terms and conditions as those set forth in the Co-Sale Notice. To the extent one or more of the Investors exercise such right of participation, the number of shares that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced. The right of participation of each of the Investors shall be subject to the terms and conditions set forth in this Section:

                        (i) Each Investor shall be deemed to own the number of shares of Common Stock which such Investor actually holds plus the number of shares of Common Stock which are issuable upon conversion of any shares of Preferred Stock then held by such Investor.

                        (ii) Each Investor may sell all or any part of a number of shares of Stock of the Company equal to the product obtained by multiplying
(A) the aggregate number of shares of Common Stock covered by the Co-Sale Notice by (B) a fraction the numerator of which is the number of shares of Common Stock and Preferred Stock of the Company at the time owned by the Investor and the denominator of which is the combined number of shares of Common Stock and Preferred Stock of the Company at the time owned by the Transferring Shareholder and Investors.

                        (iii) To the extent an Investor elects not to sell the full number of shares it is entitled to sell pursuant to Section 5(b)(ii) above, the other Investors' rights to participate in the sale shall be increased pro rata by a corresponding number of shares. (iv) Each Investor may effect its participation in the sale by delivering to the Transferring Shareholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:

                                A. the number of shares of Common Stock which
the party elects to sell pursuant to this Section 5(b); or

                                B. that number of shares of Preferred Stock
which is at such time convertible into the number of shares of Common Stock which the party has elected to sell pursuant to this Section 5(b); provided, however, that if the purchase offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the party may convert and deliver Common Stock as provided in Section 5(b)(i) above.

                (c) Payment of Proceeds. The stock certificates which the Investors deliver to such Transferring Shareholder pursuant to Section 5(b) shall be transferred by the Transferring Shareholder to the purchase offeror in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and such Transferring Shareholder shall promptly thereafter remit to each Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale. To the extent that the purchase offeror refuses to purchase shares from an Investor exercising its right of co-sale hereunder, the Transferring Shareholder shall not sell to such purchase offeror unless or until, simultaneous with such sale, the Transferring Shareholder shall purchase shares from Investor.

                (d) Non-exercise. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Stock made by the Shareholders shall not adversely affect their rights to participate in subsequent Stock sales by the Shareholders.

                (e) Transfer of Common Shares Upon Failure to Exercise Right of Co-Sale. If none of the Investors elects to participate in the sale of the Stock subject to the Co-Sale Notice, the Transferring Shareholder may, not later than sixty (60) days following the Investors' receipt of the Co-Sale Notice, conclude a transfer of not less than all of the Stock covered by the Co-Sale Notice on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to, and require compliance with, the provisions of Sections 4 and 5 hereof.

        6. Exempt Transfers.

                (a) Permitted Transactions. Notwithstanding the foregoing, the co-sale rights and rights of first refusal of the Investors shall not apply to any transfer by gift to the ancestors, descendants, siblings or spouse of a Shareholder or to trusts for the benefit of such persons or to any or all of the partners of a Shareholder that is a general or limited partnership; provided that the transferee shall furnish the Company and the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such transferee shall be treated as a "Shareholder" for the purposes of this Agreement.

                (b) Company Repurchase. The provisions of Sections 4 and 5 of this Agreement shall not apply to the sale of any Stock to the Company.

        7. Stop Transfer Instrument. Any attempt by a Shareholder to transfer Stock in violation of Sections 4 or 5 hereof, whether voluntary or involuntary, shall be void and the

Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the Shareholder of such shares without the written consent of the holders of a majority of the shares held by the Investors.

        8. Special Provisions.

                (a) Shareholder Rights. Until such time as the Company actually exercises the Company Option and/or the Investors actually exercise the Investor Option or the Investor Over-Allotment Option under this Agreement, each Shareholder (or any successors in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Stock subject, however, to the transfer restrictions of Section 1.

                (b) Intentionally Omitted.

                (c) Market Stand-off Agreement. Each Shareholder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of an initial registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                        (i) such agreement shall not exceed 180 days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (ii) such agreement shall not exceed 90 days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering.

                        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Stock of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                (d) Future Investors. Upon the purchase by any Investor of Preferred Stock under a stock purchase agreement, the Company, the Shareholders and the Investors agree to amend this Agreement to make such Investor a party to this Agreement (with respect to such shares of Preferred Stock purchased by such Investor) with rights and obligations equal to and consistent with those of the Investors under this Agreement, to the extent that such Investor is not already entitled to such rights.

        9. Termination. The right of first refusal and the co-sale rights of an Investor under Sections 4 and 5 of this Agreement and the correlative obligations of each Shareholder to such Investor with respect to its Stock shall terminate at such time as such Investor shall no longer be the owner of any shares of capital stock of the Company. Unless sooner terminated in accordance with the preceding sentence, the rights and obligations under Sections 4 and 5 of this Agreement shall terminate upon the occurrence of any one of the following events (each, a "Corporate Transaction"):

                (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

                (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

                (c) immediately prior to the closing of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933 on Form S-1 (or any successor form designated by the Securities and Exchange Commission).

        10. Miscellaneous Provisions.

                (a) Notice. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail (or equivalent independent service), postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

                (b) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

                (c) Waiver or Modification. Any waiver, amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) Shareholders holding a majority of the Stock subject to this Agreement, (ii) the Company and (iii) Investors, or their assignees, holding not less than a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock then held by the Investors (and, in the case of any waiver, amendment or modification which discriminates particularly against the Series D Preferred Stock, holding not less than a majority of the Series D Preferred Stock then held by the Investors). Notwithstanding the foregoing, additional holders of Common Stock of the Company may be made a party to this Agreement by signing a counterpart signature page to this Agreement and shall thereafter be included within the definition of "Shareholders."

                (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied in contracts among California residents entered into and performed entirely within California.

                (e) Attorneys' Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute. (f) Further Assurances. Each party agrees to act in accordance herewith and not to take any action which is designed to avoid the intention hereof.

                (g) Ownership. Each Shareholder represents and warrants that he or she is the sole legal and beneficial owner of the shares of Common Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

                (h) Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                (i) Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

                (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (k) Separate Counsel. Each Shareholder acknowledges and agrees that such Shareholders have been provided the opportunity and encouraged to consult with counsel of such Shareholders' own choosing with respect to this Agreement and that Brobeck, Phleger & Harrison solely represents the interests of the Company.

                (l) Legend. Each certificate representing shares of Stock now or hereafter owned by each Shareholder shall be endorsed with the following legend:

                        THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AGREEMENT AMONG THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            Discovery Partners International, Inc., a
                                            California corporation (formerly known as IRORI)

                                            By:
                                               ---------------------------------
                                               Riccardo Pigliucci, Chief Executive Officer

                                Address:    9640 Towne Center Drive
                                            San Diego, CA  92121

                                            SHAREHOLDERS:


                                            ------------------------------------
                                            Dr. Michael Nova

                                Address:    Scripps Research Institute BCC405
                                            10550 North Torrey Pines Road
                                            La Jolla, CA  92037



                                            ------------------------------------
                                            K.C. Nicolau

                                 Address:   Scripps Research Institute BCC405
                                            10550 North Torrey Pines Road
                                            La Jolla, CA  920


                                            ENTERPRISE PARTNERS III, L.P.
                                            By:   Enterprise Management Partners III, L.P.,
                                                  Its General Partner

                                                  By:
                                                     ---------------------------
                                                          General Partner

                                            Address:  7979 Ivanhoe Avenue, Suite 550
                                            La Jolla, CA  92037



                 [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                            INVESTORS:

                                            ENTERPRISE PARTNERS III, L.P.


                                            By:   Enterprise Management Partners III, L.P.,
                                                  Its General Partner

                                                  By:
                                                     ---------------------------
                                                         General Partner, Andrew E. Senyei
                                            Address:  7979 Ivanhoe Avenue, Suite 550
                                            La Jolla, CA  92037


                                            ENTERPRISE PARTNERS III ASSOCIATES, L.P.

                                            By:   Enterprise Management Partners III, L.P.,
                                                  Its General Partner

                                                  By:
                                                     ---------------------------
                                                        General Partner, Andrew E. Senyei

                                            Address:  7979 Ivanhoe Avenue, Suite 550
                                            La Jolla, CA  92037



                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                            MAYFIELD VIII, a California Limited Partnership

                                            By:   Mayfield VIII Management, L.L.C., a
                                            Delaware limited liability company, its
                                                  General Partner


                                            By:
                                               ---------------------------------
                                                  General Partner

                                            Address:  2800 Sand Hill Road
                                            Menlo Park, CA  94025


                                            MAYFIELD ASSOCIATES FUND II, a California
                                            Limited Partnership


                                            By:
                                               ---------------------------------
                                                   General Partner

                                             Address:  2800 Sand Hill Road
                                             Menlo Park, CA  94025


                                             CROSSPOINT VENTURE PARTNERS-1996

                                            By:
                                               ---------------------------------
                                                   Don Milder, General Partner

                                             Address:  18552 MacArthur Boulevard, Suite 400
                                             Irvine, CA  92715


                                             CROSSPOINT VENTURE PARTNERS LS-1997

                                            By:
                                               ---------------------------------
                                                   Don Milder, General Partner

                                             Address:  18552 MacArthur Boulevard, Suite 400
                                             Irvine, CA  92715



                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                            AGILENT TECHNOLOGIES, INC., f/k/a
                                            Hewlett-Packard Company

                                            By:
                                               ---------------------------------

                                            Its:
                                               ---------------------------------

                                            Address:  Mail Stop 20 BQ
                                            3000 Hanover Street
                                            Palo Alto, CA  94304
                                            Attn:  Craig Norlin, Legal Counsel


                                            BRISTOL-MYERS SQUIBB COMPANY

                                            By:
                                               ---------------------------------

                                            Address:  P.O. Box 4000
                                            Route 206 & Province Line Road
                                            Princeton, NJ 08543-4000
                                            Attn: Vice President and Senior Counsel,
                                                  Pharmaceutical Research Institute and
                                                  Worldwide Strategic Business
                                                  Development


                                            AVENTIS, f/k/a Rhone-Poulenc Rorer
                                            International Holdings, Inc.

                                            By:
                                               ---------------------------------

                                            Address:  3 Park Avenue
                                            New York, New York  10016
                                            Attn:  Norma Hunt-Allen, Investor Relations


                                            PACIFIC VENTURE GROUP II, L.P.

                                            By:
                                               ---------------------------------

                                            Address:  15635 Alton Parkway
                                            Suite 230 Irvine, CA  92618



                 [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                            BAYSTAR CAPITAL, LLP, a Delaware Limited
                                            Partnership

                                            By:   BayStar Capital Management, LLC,
                                                  Its General Partner

                                            By:
                                               ---------------------------------
                                                  Steve Lamar, Vice President


                                            BAYSTAR INTERNATIONAL LTD, a British Virgin
                                            Islands Corporation

                                            By:   BayStar International Management, LLC,
                                                  Its General Partner

                                            By:
                                               ---------------------------------
                                                  Steve Lamar, Vice President



                                             --------------------------------------
                                                  Hayden J. Trubitt



                 [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                    EXHIBIT A

                                  Shareholders


                                     Number of Common
Shareholder Name                       Shares Owned
----------------                       ------------
Dr. Michael Nova                         300,000
K. C. Nicolaou                           300,000
Enterprise Partners III, L.P.            119,600
Enterprise Partners III, Associates       10,400
                                         -------

        TOTAL:                           730,000

                                    EXHIBIT B

                             Intentionally Omitted.

                                    EXHIBIT C

                                    Investors

Series A Investors

Enterprise Partners III, L.P.
Enterprise Partners III Associates, L.P.
Mayfield VIII
Mayfield Associates Fund II

Series B Investors

Enterprise Partners III, L.P.
Enterprise Partners III Associates, L.P.
Mayfield VIII
Mayfield Associates Fund II
Crosspoint Venture Partners-1996

Series C Investors

Agilent Technologies, Inc. (f/k/a/ Hewlett-Packard Company)

Series D Investors

Bristol-Myers Squibb Company
Crosspoint Venture Partners-1997
Aventis (f/k/a/ Rhone-Poulenc Rorer, Inc.)
Enterprise Partners III, L.P.
Enterprise Partners III Associates, L.P.
Mayfield VIII
Mayfield Associates Fund II

Series E Investors

Enterprise Partners III, L.P.
Enterprise Partners III Associates, L.P.
Mayfield VIII
Mayfield Associates Fund II
Crosspoint Venture Partners LS-1997
Pacific Venture Group II, L.P.
BayStar Capital, L.P.
BayStar International Ltd.
Hayden J. Trubitt

                                    EXHIBIT D

                             Intentionally Omitted.

                                    EXHIBIT E

                             Intentionally Omitted.

                                    EXHIBIT F

                             Intentionally Omitted.

                                    EXHIBIT D

                           SCHEDULE OF COMMON HOLDERS


NAME                                                               SHARES
----                                                               ------
Linda Anderson                                                         675
Patricia Bashaw                                                      3,000
Cheryl Bogowitz                                                      1,562
Richard Brown                                                       58,500
Alegria Carrasco                                                     1,200
Roger Cornell                                                        6,200
Tony Czarnik                                                        14,125
Gary David                                                           7,000
Enterprise Partners III Assoc.                                      10,400
Enterprise Partners III, L.P.                                      119,600
Scott Estrada                                                          436
Jack Fitzpatrick                                                    75,000
Lawrence Gray                                                        1,500
Nicholas Hansen                                                      8,098
Dieter Hoehn                                                        25,000
David Hurst                                                          1,093
Vicki Joy-Powell                                                       833
Kanchi Karunaratne                                                  14,875
Charlotte Kaufman                                                      675
Kerry Kessler                                                          885
Sue Knowles                                                          5,081
Rongshi Li                                                           8,825
Wenbao Li                                                            4,072
John Lillig                                                         85,000
Mathew Lillig                                                          200
Brenda Magill                                                       10,000
Peter McDonnell                                                      3,200
Aubrey Mendonca                                                      9,124
David Mir                                                              837
Grace Nakayama                                                       6,166
K.C. Nicolaou                                                      300,000
Alex Nicolaou                                                          200
Vicky Nielson                                                          400
Michael Nova                                                       300,000
Tina Nova                                                            3,300
Elizabeth O'Farrell                                                  2,465
Donald O'Neil                                                        3,380
Zahra Parandoosh                                                    45,225
Janise Petrey                                                          400
Riccardo Pigliucci                                                 600,000




                                  Exhibit D-1

Hanan Potash                                                         2,500
Barry Prom                                                           8,500
Robert Prom, Jr.                                                       100
Mark Rubin                                                           2,400
Yozo Satado                                                          2,500
Walter Segl                                                         18,000
Shuhao Shi                                                           6,868
Maria Spiegel                                                          250
Emanuel Theodorakis                                                  2,200
Janet Vedral                                                         1,077
Chanfeng Zhao                                                        6,141
                                                                 ---------
        Total:                                                   1,789,068
                                                                 =========



                                  Exhibit D-2

                                    EXHIBIT E

                              FORM OF LEGAL OPINION



                                   Exhibit E-1

                                  April 7, 2000


To the Investors Listed on the
Schedule of Investors to the
Discovery Partners International, Inc. Series E
Preferred Stock Purchase Agreement
dated April 7, 2000

Ladies and Gentlemen:

        We have acted as counsel for Discovery Partners International, Inc. a California corporation (the "Company"), in connection with the issuance and sale of shares of its Series E Preferred Stock pursuant to the Discovery Partners International, Inc. Series E Preferred Stock Purchase Agreement dated April 7, 2000 (the "Stock Purchase Agreement") among the Company and you. This opinion letter is being rendered to you pursuant to Section 5(f) of the Stock Purchase Agreement in connection with the Closing of the sale of the Series E Preferred Stock. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

        In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

        In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement, Amended and Restated Investors' Rights Agreement, Amended and Restated Shareholders' Agreement and Amendment No. 2 to Voting Agreement (collectively, the "Transaction Agreements") have been duly and validly executed and delivered by you or on your behalf, that each of you has the power to enter into and perform all your obligations thereunder, and that the Transaction Agreements constitute valid, legal, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) if you are a small business investment company subject to the Small Business Investment Act of 1958, as amended, that you have complied with the provisions of such Act and the regulations promulgated thereunder (the "SBIA Laws").

                                                                   April 7, 2000
                                                                          Page 2

        As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally involved in handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

        This opinion letter relates solely to the laws of the State of California and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

        Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement or the Schedule of Exceptions thereto, we are of the opinion that as of the date hereof:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

        2. The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

        3. The capitalization of the Company is as follows:

                (a) Preferred Stock. The Company has 9,033,333 authorized shares of Preferred Stock (the "Preferred Stock"), of which (i) 2,500,000 shares have been designated Series A Preferred Stock, to our knowledge 2,000,000 shares of which are currently issued and outstanding, (ii) 2,000,000 shares have been designated Series B Preferred Stock, to our knowledge all of which are currently issued and outstanding, (iii) 333,333 shares have been designated Series C Preferred Stock, to our knowledge all of which are currently issued and outstanding, (iv) 2,500,000 shares have been designated Series D Preferred Stock, to our knowledge 2,228,945 shares of which are currently issued and outstanding, and (v) 1,700,000 shares have been designated Series E Preferred Stock and up to 1,465,261 of which may be purchased pursuant to the Stock Purchase Agreement. Such 2,000,000 shares of outstanding Series A Preferred Stock have been duly authorized and validly issued, are nonassessable and, to

                                                                   April 7, 2000
                                                                          Page 3


our knowledge, are fully paid. Such 2,000,000 shares of outstanding Series B Preferred Stock have been duly authorized and validly issued, are nonassessable and, to our knowledge, are fully paid. Such 333,333 shares of outstanding Series C Preferred Stock have been duly authorized and validly issued, are nonassessable and, to our knowledge, are fully paid. Such 2,228,945 shares of outstanding Series D Preferred Stock have been duly authorized and validly issued, are nonassessable and, to our knowledge, are fully paid. The shares of Series E Preferred Stock to be purchased at the Closing have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Stock Purchase Agreement, will be validly issued, nonassessable and fully paid. The respective rights, privileges, restrictions and preferences of the Series A, Series B, Series C, Series D and Series E Preferred Stock are as stated in the Company's Restated Articles of Incorporation attached as Exhibit A to the Stock Purchase Agreement.

                (b) Common Stock. The Company has 12,000,000 authorized shares of Common Stock (the "Common Stock"), to our knowledge 1,789,068 shares of which are currently issued and outstanding. Such 1,789,068 shares of outstanding Common Stock have been duly authorized and validly issued, are nonassessable, and, to our knowledge, are fully paid.

                (c) The Common Stock issuable upon conversion of the Series E Preferred Stock to be purchased at the Closing has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the Company's Restated Articles of Incorporation, will be validly issued, fully paid and nonassessable.

                (d) There are no statutory preemptive rights nor, to our knowledge, are there any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's equity securities, except for (i) the conversion privileges of the Series A, Series B, Series C and Series D Preferred Stock, (ii) the conversion privileges of the Series E Preferred Stock,
(iii) warrants issued on September 10, 1996 to purchase 192,355 shares of Series A Preferred Stock, (iv) warrants issued as of November 5, 1996 to purchase 32,624 shares of Common Stock, (v) warrants to purchase 33,051 shares of Series A Preferred Stock, (vi) a warrant to purchase 150,000 shares of Common Stock,
(vii) warrants to purchase 48,904 shares of Common Stock, (viii) warrants to purchase 11,588 shares of Common Stock, (ix) warrants to purchase 234,739 shares of Series E Preferred Stock, (x) 1,080,029 options to purchase Common Stock granted under the Company's 1995 Stock Option/Stock Issuance Plan, and (xi) the right of first offer as set forth in Section 2.4 of the Amended and Restated Investors' Rights Agreement.

        4. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not violate any provision of any federal or California law, rule or regulation applicable to the Company or any provision of the Company's Restated Articles of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order specifically identified in the Schedule of Exceptions or the material provisions of any of the material agreements specifically identified in the Schedule of Exceptions.

                                                                   April 7, 2000
                                                                          Page 4


        5. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below) all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Stock Purchase Agreement and consummation at the Closing of the transactions contemplated by the Stock Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

        6. Based in part upon the representations of you in the Stock Purchase Agreement, the offer and sale of the Series E Preferred Stock to you pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon conversion of the Series E Preferred Stock would also be exempt from such registration and qualification requirements.

        7. We are not aware that there is any action, proceeding or governmental investigation pending, or overtly threatened in writing, against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements.

        Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

        (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Transaction Agreements may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Transaction Agreements which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

        (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

        (C) We express no opinion concerning the past, present or future fair market value of any securities.

                                                                   April 7, 2000
                                                                          Page 5


        (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

        (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Agreements other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

        (F) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

        (G) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

        (H) We express no opinion as to the compliance of the Company or the sale of the Series E Preferred Stock to the Investors with the provisions of the SBIA Laws, except to the extent that such compliance relates to the sale of Series E Preferred Stock to Investors which are expressly identified in the Stock Purchase Agreement as being small business investment companies.

        (I) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that notwithstanding its reservation of shares the Company may issue so many shares of Common Stock that there are not enough remaining authorized but unissued shares of Common Stock for the conversion of the Series E Preferred Stock (or may issue securities which by antidilution adjustment so reduce the Conversion Price (as such term is defined in the Company's Restated Articles of Incorporation) of the Series E Preferred Stock and/or other Company derivative securities that the outstanding shares of the Series E Preferred Stock become convertible for more shares of Common Stock than remain authorized but unissued).

        (J) We express no opinion as to:

                (1) The effect of Chapter Five, Chapter Thirteen and Chapter Eighteen of Division One of the California Corporations Code or any other California law, federal law or equitable principles restricting in certain circumstances distributions by a corporation to its shareholders, relating to dissenters' rights or relating to involuntary dissolution;

                                                                   April 7, 2000
                                                                          Page 6


                (2) The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

                (3) The enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and

                (4) The effect of any California law, federal law or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances.

        This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                                                   April 7, 2000
                                                                          Page 7



        If you are a lawyer with us, this opinion letter is not addressed to you (even if you are an Investor) and you are not entitled to rely on it.

                                            Very truly yours,



                                            BROBECK, PHLEGER & HARRISON LLP

                                    EXHIBIT F

                       AMENDMENT NO. 2 TO VOTING AGREEMENT



                                   Exhibit F-1

                       AMENDMENT NO. 2 TO VOTING AGREEMENT


        THIS AMENDMENT NO. 2 TO VOTING AGREEMENT ("Amendment") is made as of April 7, 2000, by and among Discovery Partners International, Inc., a California corporation and the successor-in-interest to IRORI (the "Company" ), Enterprise Partners III, L.P., Enterprise Partners III Associates, L.P. (together, "Enterprise"), Mayfield VIII, Mayfield Associates Fund II (together, "Mayfield"), Crosspoint Venture Partners-1996, Crosspoint Venture Partners LS-1997 (together, "Crosspoint"), Agilent Technologies, Inc. (formerly Hewlett-Packard Company) ("Agilent"), Pacific Venture Group II, L.P. ("Pacific"), BayStar Capital, L.P. and BayStar International Ltd. (together' BayStar") and Hayden J. Trubitt ("Trubitt") with reference to the Voting Agreement dated as of November 5, 1996 among the Company, Enterprise, Mayfield and Crosspoint Venture Partners-1996 (as amended and restated by Amendment No. 1 to Voting Agreement dated October 31, 1997, the "Voting Agreement"). Enterprise, Mayfield, Crosspoint, Agilent and Pacific are collectively referred to herein as the "Investors."

        A. Enterprise, Mayfield, Crosspoint Venture Partners LS-1997, Pacific, BayStar and Trubitt (together, the "Series E Investors") desire to purchase shares of the Company's Series E Preferred Stock (the "Series E Shares"), and the Company desires to sell such securities to the Series E Investors;

        B. Pursuant to the Company's Restated Articles of Incorporation, as amended, the holders of the Company's Preferred Stock ("Preferred Stock") are entitled to elect five (5) directors of the Company (the "Preferred Directors"); and

        C. This Amendment is entered into as an inducement to and in consideration of that certain Series E Preferred Stock Purchase Agreement dated as of the date hereof by and between the Company and the Series E Investors (the "Series E Purchase Agreement").

        NOW, THEREFORE, IT IS HEREBY AGREED THAT THE VOTING AGREEMENT IS AMENDED AND RESTATED TO READ IN FULL AS FOLLOWS:

        1. Agreement to Vote for Enterprise Nominee.

                a. During the term of this Voting Agreement, each of the Investors agrees to vote all of its shares of the Company's Series A Preferred Stock ("Series A Shares"), Series B Preferred Stock ("Series B Shares"), Series C Preferred Stock ("Series C Shares"), Series D Preferred Stock ("Series D Shares") and Series E Shares now or hereafter owned by it to elect one (1) nominee of Enterprise (the "Enterprise Nominee") as a Preferred Director.

                b. Prior to each election of directors of the Company, Enterprise shall designate the Enterprise Nominee in writing to the Company. The Company shall promptly notify each of the Investors of Enterprise's choice of such nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Enterprise Nominee shall be filled according to this Section 1.

        2. Agreement to Vote for Mayfield Nominee.

                a. During the term of this Voting Agreement, each of the Investors agrees to vote all of its Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares now or hereafter owned by it to elect one (1) nominee of Mayfield (the "Mayfield Nominee") as a Preferred Director.

                b. Prior to each election of directors of the Company, Mayfield shall designate the Mayfield Nominee in writing to the Company. The Company shall promptly notify each of the Investors of Mayfield's choice of such nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Mayfield Nominee shall be filled according to this
Section 2.

        3. Agreement to Vote for Crosspoint Nominee.

                a. During the term of this Voting Agreement, each of the Investors agrees to vote all of its Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares now or hereafter owned by it to elect one (1) nominee of Crosspoint (the "Crosspoint Nominee") as a Preferred Director.

                b. Prior to each election of directors of the Company, Crosspoint shall designate the Crosspoint Nominee in writing to the Company. The Company shall promptly notify each of the Investors of Crosspoint's choice of such nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Crosspoint Nominee shall be filled according to this
Section 3.

        4. Covenants of the Investors and the Company. The Company and the Investors agree to use their reasonable best efforts to ensure that the rights given to the Investors hereunder are effective and that the Investors shall enjoy the benefits hereof. Such reasonable best efforts shall include, without limitation, the use of the Company's and the Investors' reasonable best efforts to cause the nomination of the Enterprise Nominee, the Mayfield Nominee, and the Crosspoint Nominee at each election of the Board of Directors. Neither the Company nor any of the Investors shall, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or the Investors, respectively, but shall at all times in good faith assist in the carrying out of all of the provisions of this Voting Agreement and shall use their reasonable best efforts to protect the rights of the Investors hereunder against impairment.

        5. Successors and Assigns.

                a. The Investors' rights under this Agreement are not assignable without the prior written consent of the Company and the holders of a majority of the Preferred Stock then held by the Investors (the "Majority Investors"), which consent may be withheld for any reason whatsoever.

                b. The burdens of this Voting Agreement shall be binding upon the successors and assigns to whom the Investors transfer any of their respective Series A Shares, Series B Shares, Series C Shares, Series D Shares and/or Series E Shares. The Company shall not permit the transfer of any Series A Shares, Series B Shares, Series C Shares, Series D Shares and/or Series E Shares on its books or issue a new certificate representing any Series A Shares, Series B Shares, Series C Shares, Series D Shares and/or Series E Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, reasonably satisfactory in form and substance to the Majority Investors and the Company, pursuant to which such person becomes a party to this Voting Agreement and agrees to be bound by all the burdens hereof as if such person was an Investor hereunder.

                c. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the Company.

        6. Legends. Each certificate representing any Series A Shares, Series B Shares, Series C Shares, Series D Shares or Series E Shares held by the Investors shall be endorsed by the Company with the following legend:

                THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE BURDENS OF SAID VOTING AGREEMENT.

        7. Termination. This Voting Agreement shall terminate upon the earlier of (i) the consummation of the Company's initial public offering on a firm underwriting basis, (ii) the closing of a consolidation or merger of the Company with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or
(iii) as to each Investor, that date when such Investor (a) holds less than 750,000 Series B Shares and/or Series A Shares, (b) holds less than 100,000 Series C Shares or Series D Shares, and (c) holds less than 100,000 Series E Shares.

        8. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Investors or their successors and permitted assigns. Any amendment or waiver so effected shall be binding upon the Company and all of the Investors, their successors and assigns.

        9. Severability. Whenever possible, each provision of this Voting Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Voting Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Voting Agreement.

        10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflict of laws provisions thereof.

        11. Notices. All notices, requests and other communications to the Company or any of the Investors hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Voting Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, overnight delivery with a nationally recognized overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or such other address as may be specified in writing to the other parties hereto):

                 a.     If to the Company, to:

                               DISCOVERY PARTNERS INTERNATIONAL, INC.
                               9640 Towne Center Drive
                               San Diego, CA  92121
                               Attention: Chief Executive Officer
                               Fax No.: (858) 455-8088

                 b.     If to Enterprise, to:

                               ENTERPRISE PARTNERS
                               1205 Prospect Street, Suite 500
                               Attention: General Partner
                               Fax No.: (____) ____-_____

                 c.     If to Mayfield, to:

                               MAYFIELD ASSOCIATES
                               2800 Sand Hill Road
                               Menlo Park, CA  94025
                               Attention: General Partner
                               Fax No.: (____) ____-_____

                 d.     If to Crosspoint, to:

                               CROSSPOINT VENTURES PARTNERS
                               18552 MacArthur Boulevard, Suite 400
                               Irvine, CA  92715
                               Attention: General Partner
                               Fax No.: (714) 852-9804

                 e.     If to Agilent, to:

                               AGILENT TECHNOLOGIES, INC.
                               3000 Hanover Street
                               Palo Alto, CA  94304
                               Attention: Director, Corporate Development
                               Fax No.: (650) 852-8432

                        With a copy to:

                               AGILENT TECHNOLOGIES, INC.
                               3000 Hanover Street
                               Palo Alto, CA  94304
                               Attention: General Counsel
                               Fax No.: (650) 852-8019


                 f.     If to Pacific, to:

                               PACIFIC VENTURE GROUP
                               15635 Alton Parkway, Suite 230
                               Irvine, CA  92618
                               Attention: _______________
                               Fax No.: (____) ____-_____

                      g.     If to BayStar, to:

                               BAYSTAR CAPITAL
                               425 Market Street, 22nd Floor
                               San Francisco, CA  94105
                               Attention: Sherrill Lybrook, Principal
                               Fax No.: (415) 512-6472

                 h.     If to Trubitt, to:

                               HAYDEN J. TRUBITT
                               Brobeck, Phleger & Harrison LLP
                               12390 El Camino Real
                               San Diego, CA  92130
                               Fax No.: (858)-720-2555

Any notice or communication given in conformity with this Section 11 shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or electronic transmission, one (1) day after deposit with a nationally recognized overnight delivery service and three (3) days after mailing, if mailed.

        12. Equitable Remedies. The Company and the Investors acknowledge and agree that the legal remedies available to the Investors in the event any party violates the covenants and agreements made in this Voting Agreement would be inadequate and that the Investors shall be entitled, without posting any bond or other security, to temporary, preliminary, and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which the Investors may have at law or in equity.

        13. Counterparts. This Voting Agreement may be executed in any number counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Voting Agreement as of the date first written above.

DISCOVERY PARTNERS, INC., a California corporation


By:
   --------------------------------------------
    Riccardo Pigliucci, Chief Executive Officer



ENTERPRISE PARTNERS III, L.P.

By:  Enterprise Management Partners III, L.P., Its General Partner


By:
   --------------------------------------------
   General Partner



ENTERPRISE PARTNERS III ASSOCIATES, L.P.

By:  Enterprise Management Partners III, L.P., Its General Partner


By:
   --------------------------------------------
   General Partner



MAYFIELD VIII, a California Limited Partnership

By: MAYFIELD VIII MANAGEMENT, L.L.C., a Delaware Limited Liability Company, its General Partner


By:
   --------------------------------------------
Title:
      -----------------------------------------


MAYFIELD ASSOCIATES FUND II, a California Limited Partnership

By:
   --------------------------------------------
         General Partner



CROSSPOINT VENTURE PARTNERS-1996


By:
   --------------------------------------------
   Don Milder, General Partner


CROSSPOINT VENTURE PARTNERS LS-1997


By:
   --------------------------------------------
   Don Milder, General Partner



AGILENT TECHNOLOGIES, INC. (f/k/a  Hewlett-Packard Company)



By:
   --------------------------------------------
   Richard Kniss, Vice President and General Manager, Chemical Analysis Group



PACIFIC VENTURE GROUP II, L.P.



By:
   --------------------------------------------
Title:
      -----------------------------------------



BAYSTAR CAPITAL, L.P., a Delaware limited partnership

By:  BayStar Capital Management LLC,
     Its General Partner

By:
   --------------------------------------------

         Steve Lamar, Vice President



BAYSTAR INTERNATIONAL LTD., a British Virgin Islands Corporation

By:  BayStar International Management, LLC,
     Its General Partner


By:
   --------------------------------------------
         Steve Lamar, Vice President



-----------------------------------------------
         Hayden J. Trubitt

                             SCHEDULE OF EXCEPTIONS

                     DISCOVERY PARTNERS INTERNATIONAL, INC.

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                             SCHEDULE OF EXCEPTIONS


        This Schedule of Exceptions is made and given pursuant to Section 2 of the Series E Preferred Stock Purchase Agreement dated April 7, 2000 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Where the terms of a contract or other disclosure item have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such contract or item. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

SECTION 2.4    GOVERNMENT CONSENTS

        Blue Sky filings may be required.

SECTION 2.6    SUBSIDIARIES

        Discovery Partners International, Inc. (DPI) owns 100% of the equity of IRORI Europe, Ltd., a subsidiary created in March 1997. IRORI Europe, Ltd. is located in the United Kingdom, and is currently responsible for DPI's European sales and marketing activities.

        DPI owns 100% of the equity of Discovery Technologies, Ltd. (DTL), located near Basel, Switzerland. DTL, acquired by DPI in 1999, provides High Throughput Screening (HTS) services to pharmaceutical, agricultural and biotechnology companies.


SECTION 2.7    CONTRACTS AND OTHER COMMITMENTS

Facility Leases

        DPI currently leases 9,828 sq. ft. of research and development, manufacturing, and administrative space in La Jolla, CA, under a lease which extends through September 30, 2000. DPI subleases the space to a tenant who pays DPI monthly rent in excess of DPI's monthly payment. DPI leases an additional 34,612 sq. ft. facility of research and development, manufacturing, and administrative space, at 9640 Towne Centre Drive, San Diego, CA, which DPI occupies. This second lease extends through August 31, 2006. DPI currently pays $50,187 per month in base rent, plus the building's monthly operating expenses.

        IRORI Europe, Ltd. entered into a five year lease of 21,48 sq. ft. of office space on December 22, 1997, at a rental rate of 15,000 British Pounds per year. The office is located in Cheshire, England, just outside of Manchester.

        DTL currently leases 1,330 square meters of office and laboratory space, in Allschwil, Switzerland, at a rate of 9,421 Swiss Francs per month. The lease terminates in 2008. The company recently exercised its option to expand the leased space by an additional 650 square meters, beginning in June, 2000.

Financing

        As of March 31, 2000, DPI had a total equipment lease/finance liability of approximately $780,000 in the United States, and US$375,000 in Switzerland.

        DTL has a 3 million Swiss Francs (US$ 1.8 million) line of credit with Basler Kantonalbank.

        DTL has a loan of 2.6 million Swiss Francs (US$ 1.6 million) from Novartis, which is guaranteed by Discovery Partners International, Inc.

Technology License/Assignment

        Hewlett-Packard Alliance Agreement. On October 31, 1997, DPI entered into an agreement with Hewlett-Packard under which Hewlett-Packard received a license to certain DPI technology for use in specified fields. The agreement requires Hewlett-Packard to expend specified resources in developing and promoting Hewlett-Packard products that incorporate DPI's technology. The agreement also contains provisions regarding the co-development and marketing of products in the areas of chemical synthesis and analysis.

        Trega Biosciences, Inc. Sublicense Agreement. On May 1, 1998, DPI entered into a non-exclusive sublicense agreement with Trega Biosciences, Inc. under which the Company has certain rights to make, have made, use, import, market, have marketed, sell and have sold products which embody the technology contained in U.S. Patent 4,631,211 . The terms of the license require DPI to pay Trega a license fee of *** in 1998 and *** in 1999, plus a royalty of 10% of net sales of licensed products (subject to a minimum of *** per year and a maximum of *** per year).

        Ontogen Patents Assignment Agreement On December 17, 1998 DPI entered into an agreement with Ontogen Corporation, under which Ontogen assigned to DPI all rights, title and interest in U. S. Patent 5,770,455 and U. S. Patent Application Serial Number 383,766 in exchange for *** .


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Product/Service Contracts

        Bristol Myers Squibb Strategic Alliance Agreement. On May 22, 1998, DPI entered into a two year agreement to develop and deliver to BMS a NanoKan system, designed to enable the low-cost synthesis of up to one million discrete chemical compounds per year. BMS purchased *** million of DPI Series D Preferred Stock, and agreed to pay *** million for the NanoKan system and 500,000 disposable nanokan reactors.

        Aventis Strategic Alliance Agreement. On June 15, 1998, DPI entered into a two year agreement to develop and deliver to Aventis (formerly Rhone Poulenc Rorer) a NanoKan system, designed to enable the low-cost synthesis of up to one million discrete chemical compounds per year. Aventis purchased *** million of DPI Series D Preferred Stock, and agreed to pay *** million for the NanoKan system and 1.5 million disposable nanokan reactors.

        ChemRx Contracts

The ChemRx business unit has the following active chemistry services contracts:


        Dupont Pharmaceuticals Company - 5/25/99;                     $  336,000
        Hoffman La Roche - 7/26/99;                                      362,500
        Monsanto Searle - 7/29/99;                                        62,500
        Pharmacia & Upjohn - 8/2/99;                                     493,200
        Kirin Brewery Co Ltd - 8/2/99;                                   435,000
        R. W. Johnson Pharmaceutical Research - 9/15/99;                 290,000
        Rohm and Haas Company - 9/17/99;                                  75,000
        Dupont Crop Protection Products - 10/15/99;                      300,000
        AstraZeneca - 11/8/99;                                            40,000
        Kirin Brewery Co Ltd - 12/6/99;                                  300,000
        Dupont Pharmaceuticals Company - 12/10/99;                     3,900,000
        Abbot Laboratories- 12/16/99;                                    150,000
        DGI BioTechnologies, LLC - 12/16/99                               62,500
        Hisamitsu Pharmaceutical Co., Inc. - 1/17/00                     337,500


        DTL Contracts

The DTL business unit has the following active screening services contracts:


        Novartis Crop Protection, U.S. - 5/21/99;                      1,080,000
        MDL - 9/8/99;                                                    168,000
        Novartis Crop Protection, Switzerland - 12/23/99;                187,500


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission


        BiochemPharma - 11,1,99;                                          15,000
        Japan Tobacco - 1/10/00;                                         271,659
        Japan Tobacco - 1/10/00;                                         540,068
        Japan Tobacco - 3/17/00;                                       3,000,000


        Employment Agreements

DPI has employment agreements with the following individuals:

        Riccardo Pigliucci - 4/17/98 Henri Zinsli - 8/10/99 Helmut Kessman - 8/10/99 Bernard Schnurr - 8/10/99

        Directorship Agreements

DPI has directorship agreements with the following outside members of the board of directors:

        Paul Anderson - 3/1/96
        Dieter Hoehn - 12/15/96

        Scientific Advisory Board Agreements

DPI has agreements with the following members of its Scientific Advisory Board:

        K. C. Nicolaou - 4/27/95
        Barry Honig - 12/15/98
        Julius Rebek - 10/1/98
        Colin Dollery - 5/17/99
        Ricchard Labaudiniere - 7/9/99

        Consultants and Contractors. DPI utilizes the services of a wide variety of consultants and contractors, related to research and development, marketing, and administrative tasks. All such service providers have signed consulting agreements which contain provisions: (1) prohibiting the disclosure of DPI confidential information, (2) assigning to DPI all intellectual property produced as a result of the consulting engagement, and (3) allowing DPI to terminate without cause with 30 days notice.

        Other. Reference is made to the Investors' Rights Agreement, Shareholders' Agreement, Voting Agreement, and the various stock purchase agreements, warrants, and options under which DPI securities have been issued or are issuable.

        See also Section 2.21  Employees; Employee Compensation.

SECTION 2.8    RELATED-PARTY TRANSACTIONS

        DPI has an outstanding loan of $240,000 to Riccardo Pigliucci, the proceeds of which were used to exercise company stock options. The full-recourse loan is interest-bearing and is secured by 600,000 shares of DPI Common Stock.

        Paul Anderson, a member of DPI's Board of Directors, is also a vice president of Dupont Pharmaceuticals. Dupont Pharmaceuticals has purchased product from DPI and has contracted with DPI several times for chemistry services.

SECTION 2.17   FINANCIAL STATEMENTS

        In March, 2000, DPI entered into a new equipment financing agreement with GE Capital for a total of $747,151.

        DPI has entered into standard indemnification provisions in several of its agreements.

SECTION 2.18   CHANGES

        (a) DPI issued a Promissory Note in the amount of $2,000,000 in March of 2000 payable to Crosspoint Venture Partners LS-1997. The Note accrues interest equal to eight percent (8%) per annum. The Note plus accrued interest will be converted into shares of Series E Preferred Stock on the Closing Date of this transaction. In addition to the interest paid on the Note, warrants to purchase 76,931 shares of Series E Preferred Stock at a price of $5.00/share were granted to the Note holder.

        Revenues, costs and expenses subsequent to December 31, 1999 have been consistent with management's expectation and have not adversely impacted the Company.

SECTION 2.19   PATENTS AND TRADEMARKS

        The Company has entered into a license agreement with Trega Biosciences, Inc. under which the Company has certain rights to make, have made, use, import, market, have marketed, sell and have sold products which embody the technology contained in U.S. Patent 4,631,211.

        On June 24, 1997, the U. S. Patent and Trademark Office allowed DPI's trademark application on "ACCUTAG", subject to no opposition being filed within 30 days. Waters Technologies Corporation filed opposition within the 30 day period, claiming prior use of the name. The issue is not yet resolved.

        The Company acknowledges that future business plans may require in-licensing various technologies critical to the success of those plans.

        The Company has granted a license to Hewlett-Packard to certain DPI technology, more fully described in Section 2.7 Contracts and Other Commitments.

        The Company has been notified by the United States Patent Office that some of the claims contained in patent applications 08/473,660, 08/480,147, 08/484,486 and 09/098,122 may interfere with one or more claims of other patents, and that ex parte prosecution has been suspended. The Company believes that the potential interference(s) may be with certain claims contained in either: a) a pending patent application filed by Ontogen Corporation on methods and apparatus for synthesizing labeled combinatorial chemical libraries, which the Company has acquired from Ontogen in an agreement more fully described in
Section 2.7 Contracts and Other Commitments; or b) patent #5,641,634 issued to
W. Mandecki. All of the claims in the Mandecki patent #5,641,634 relate to the performance of assays, and if upheld by the U. S. Patent Office, would have no impact on DPI's business as now conducted or as proposed to be conducted.

CURRENT DPI PATENTS AND PATENT APPLICATIONS


SERIAL NO.(PATENT NO.)              FILING DATE           COUNTRY OR REGION
----------------------              -----------           -----------------
08/383,766     Allowed              950202                United States
08/428,662     5,741,462            950425                United States
08/473,660     Allowed              950607                United States
08/480,147                          950607                United States
08/480,196     5,925,562            950607                United States
08/484,486     Allowed              950607                United States
08/480,438     5,770,455            950607                United States
08/484,504     5,751,629            950607                United States
08/538,387     5,874,214            951003                United States
08/567,746     6,025,129            951205                United States
08/633,410     Allowed              960610                United States
08/669,252                          960624                United States
08/711,426                          960905                United States
08/709,435     6,017,496            960906                United States
08/723,423     5,961,923            960930                United States
08/743,984                          961028                United States
08/857,800                          970122                United States
08/826,253                          970327                United States
08/901,229     5,972,639            970724                United States
08/912,998                          970811                United States
08/945,053                          971021                United States
08/958,254     Allowed              971007                United States
09/010,951                          980122                United States
09/051,022                          980330                United States
09/098,122                          980616                United States
09/261,781                          990303                United States
09/479,119                          000107                United States
59185/96                            971117                Australia
2,216,645                           970926                Canada
96916437.5                          971114                Europe
530562/96                           971024                Japan
97-707576                           971025                Korea (Republic of)
EA-97-0257US   971022               Eurasia
96934064.5                          980501                EPO
97912649.7                          990506                EPO
2,267,769                           990331                Canada

SECTION 2.21   EMPLOYEES; EMPLOYEE COMPENSATION

        DPI maintains a 401(k) Plan for the benefit of its employees. Currently, the Company makes no employer contributions to the Plan.

        DPI has a 1995 Stock Option/Stock Issuance Plan.

        DPI has an executive management bonus plan under which members of management can earn annual cash bonuses (target level of 50% of base salary for the CEO, and 25% of base salary for vice presidents), based on the attainment of objectives established at the commencement of each fiscal year.

        On April 17, 1998, DPI entered into an employment agreement with Riccardo Pigliucci. In return for Mr. Pigliucci's services as President and Chief Executive Officer of DPI, the Company agreed to pay Mr. Pigliucci an annual base salary of $350,000 and an annual bonus of up to 50% of base salary, grant Mr. Pigliucci the option to purchase 600,000 shares of DPI common stock, and provide certain benefits in the event of a termination, all more fully defined in the employment agreement.